Exhibit 10.15

APEX GLOBAL SOLUTIONS LIMITED

2025 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNITS AWARD

Capitalized but otherwise undefined terms in this Notice of Restricted Share Units Award and the attached Restricted Share Units Award Agreement shall have the same defined meanings as in the APEX Global Solutions Limited 2025 Equity Incentive Plan (the “Plan”).

Grantee Name:	Address:

You have been granted Restricted Shares Units subject to the terms and conditions of the Plan and the attached Restricted Share Units Award Agreement, as follows:

Date of Grant:

Vesting Commencement Date
(if different from Date of Grant):

Total Number of RSUs Granted:

Agreement Date:

Vesting Schedule:

APEX GLOBAL SOLUTIONS LIMITED

2025 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNITS AWARD AGREEMENT

This RESTRICTED SHARE UNITS AWARD AGREEMENT (this “Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Share Units Award (the “Notice”) is made by and between APEX Global Solutions Limited, a British Virgin Islands business company (the “Company”), and the grantee named on the Notice (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the APEX Global Solutions Limited 2025 Equity Incentive Plan (the “Plan,” which, along with the Notice, is expressly incorporated herein and made a part hereof).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the Agreement Date set forth on the Notice, of an award of the number of Restricted Share Units (“Restricted Share Units” or “RSUs”), upon the terms and conditions hereinafter set forth. This award of Restricted Share Units is subject to all of the terms and conditions set forth in the Plan, the Notice and this Agreement.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Award of Restricted Share Units. Subject to the restrictions and other terms and conditions set forth on the Notice, this Agreement and the Plan, the Company hereby grants to you the number of RSUs identified on the Notice as of the Grant Date therein specified.

2. Vesting of RSUs. Subject to Section 5 hereof, the RSUs awarded as set forth on the Notice will vest and become nonforfeitable, with respect to the applicable portion thereof, according to the vesting schedule set forth on the Notice (the “Vesting Schedule”) and subject to Grantee’s continued employment by or service to the Company through the applicable vesting dates as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. In the event of a Change in Control, the Administrator, pursuant to the Plan, at its sole discretion, may accelerate the time at which all or any portion of Grantee’s RSUs will vest. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

3. Consideration to the Company. In consideration of the grant of the award of RSUs by the Company, Grantee agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan, the Notice or this Agreement shall confer upon Grantee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Grantee.

4. Grant is Not Transferable. Subject to any exceptions set forth in this Agreement or the Plan, during the Period of Restriction and until such time as the RSUs are settled in accordance with Section 6, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective.

5. Forfeiture of Nonvested RSUs. Except as otherwise provided herein, if Grantee’s service with the Company terminates for any reason other than Grantee’s (a) death, (b) Disability, or (c) Retirement, any Nonvested RSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Grantee, or Grantee’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In the event of Grantee’s death or if Grantee’s employment by or service to the Company is terminated for Disability or Retirement, all Nonvested RSUs shall become fully vested and no longer such just to forfeiture upon the date of such event. “Retirement” means Grantee’s retirement from Company employ as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

6. Settlement of Restricted Share Units. Subject to Section 10 hereof, promptly following the vesting date, and in any event no later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall (a) issue and deliver to the Grantee the number of Shares equal to the number of Vested RSUs; and (b) enter the Grantee’s name on the register of members of the Company as the shareholder of record with respect to the Shares delivered to the Grantee.

7. No Rights as Shareholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry of the name of the holder of Shares underlying the RSUs on the register of members of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such entry.

8. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the RSUs by reason of any share dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

9. No Employment Contract Created. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any of its Affiliates to terminate at will Grantee’s employment or terminate Grantee’s service at any time, with or without Cause.

10. Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy national, federal, state, provincial and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and settlement of the RSUs. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s acquisition or disposition of the Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the acquisition or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

11. Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and Grantee with all Applicable. No Shares shall be issued or transferred unless and until any then applicable requirements of Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Interpretation. The RSUs are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Company’s principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to Grantee in writing, Attention: Corporate Secretary. Any notice required to be delivered to Grantee under this Agreement shall be in writing and addressed to Grantee at the Grantee’s address as set forth on the Notice.

14. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

15. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

16. Restricted Share Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s Board of Directors. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Share Units in this Agreement does not create any contractual right or other right to receive any RSUs, Share or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Grantee’s employment or service relationships with the Company.

18. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement will be binding upon Grantee and Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

19. Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall materially adversely affect Grantee’s rights under this Agreement without Grantee’s consent.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof.

22. Entire Agreement. This Agreement (including the Notice) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

23. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

24. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement or electronic transmission of signatures in portable document format (pdf) is legal, valid and binding execution and delivery for all purposes.

25. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying shares and that Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Units Award Agreement as of the date first written above.

For and on behalf of
APEX GLOBAL SOLUTIONS LIMITED

By:
Name:
Title:

GRANTEE:

Name: